                                                                     EXHIBIT 4.3

                      CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                                   EXHIBIT 1

                            STOCK PURCHASE WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                                                      Void after
                                                                __________, 2002

                              NETWEB CORPORATION

            WARRANT TO PURCHASE SHARES OF SERIES A PREFERRED STOCK
            ------------------------------------------------------

     This Warrant is issued to Lycos, Inc. ("Holder") by SmartAge Corp.
                                             ------
(formerly known as Netweb Corporation), a Delaware corporation (the "Company"),
                                                                     -------
pursuant to the terms of that Agreement (the "Agreement") dated as of July 20,
                                              ---------
1998, and amended by the Amendment No. 1 dated March 23, 1999.

     1.   Purchase of Shares.  Subject to the terms and conditions hereinafter
          ------------------
set forth and set forth in the Agreement, Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify Holder hereof in writing), to purchase from the Company up to the number of shares of Series A Preferred Stock of the Company ("Series A
                                                                        --------
Preferred") described in Section 2 below.  The shares of Series A Preferred (or,
---------
if the Series A Preferred has converted into Common Stock, then Common Stock) issuable pursuant to this Warrant (the "Shares") shall also be subject to
                                        ------
adjustment as provided herein.

     2.   Number of Shares.  The maximum aggregate number of Shares that can be
          ----------------
acquired upon exercise of the Warrant is 6.0% of the number of shares of common stock and preferred stock of the Company that are outstanding immediately after the final closing of the Company's Series A Preferred Stock equity financing resulting in proceeds to the Company of at least $1.0 million (the "Financing")
                                                                    ---------
or 1,092,159 (such number of shares referred to as the "Outstanding Shares").
                                                        ------------------
During the term of this Warrant, the Warrant will be exercisable to acquire the following number of Shares on and after the following times:

          A. One and one half percent (1.5%) of the Outstanding Shares on that date on which all of the following events have occurred: (i) Lycos/Tripod Clicks (as defined in the

          Agreement) has been integrated into the registration process for HomePage Studio (as defined in the Agreement) as a Default Option (as defined in the Agreement) in a mutually agreeable manner; (ii) such integrated registration process has been made publicly available through www.tripod.com, and (iii) such integrated process has
                  --------------
          performed in a commercially reasonable manner for a minimum of six (6) consecutive days.

          B. One and one half percent (1.5%) of the Outstanding Shares on that date on which all of the following events have occurred: (i) Lycos/Tripod Clicks (as defined in the Agreement) has been integrated into the registration process for the home page building services available through www.angelfire.com as a Default Option (as defined in
                            -----------------
          the Agreement) in a mutually agreeable manner; (ii) such integrated registration process has been made publicly available through www.angelfire.com; and (iii) such integrated process has performed
          -----------------
          in a commercially reasonable manner for a minimum of six (6) consecutive days.

          C.  Three percent (3%) of the Outstanding Shares as follows:

              (i) the first one percent (1%) of the Outstanding Shares in one half of one percent (0.5%) increments for every *** Active Lycos/Tripod Accounts (as defined in the Agreement), for a total of ***;

              (ii) the next one percent (1%) of the Outstanding Shares in one half of one percent (0.5%) increments for every *** Active Lycos/Tripod Accounts (as defined in the Agreement), for a total of ***;

              (iii) the remaining one percent (1%) of the Outstanding Shares in one half of one percent (0.5%) increments for every *** Active Lycos/Tripod Accounts (as defined in the Agreement), for total of
          ***.

     3.   Purchase Price.  The exercise price of the Warrant will be $0.9375 per
          --------------
share of Series A Preferred (such price, as adjusted pursuant to Section 8(a), is herein referred to as the "Exercise Price").
                              --------------

     4.   Exercise Period.  The Warrant is exercisable from the first
          ---------------
anniversary of the date it is issued until four years from the date of issuance. In addition, any unexercised portion of the Warrant will expire upon termination of the Agreement pursuant to Section 14 of the Agreement.

     5.   Method of Exercise.  While this Warrant remains outstanding and
          ------------------
exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (a) the surrender of the Warrant, together with a duly executed copy of a subscription in from and substance satisfactory to the Company, to the Secretary of the Company at its principal offices; and

          (b) the payment to the Company (i) by check or wire transfer of funds, of an amount equal to the aggregate Exercise Price for the number of Shares being purchased, or (ii)

            ***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY
               WITH THE SECURITIES AND EXCHANGE COMMISSION at the request of the Holder in lieu of cash exercising this Warrant, Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Series A Preferred computed using the following formula:

                                    Y(A-B)
                                    ------
                                X =   A
     Where

     X --  The number of Shares to be issued to Holder.

     Y --  The number of Shares being exercised by the Holder.

     A -- The fair market value of one share of the Company's Series A Preferred (or, if Series A Preferred has converted into Common Stock, then Common Stock).

     B --  The Exercise Price (as adjusted to the date of such Calculations).

     For purposes of this Section, the fair market value of a share (of Common Stock or Series A Preferred) shall mean the average of the closing bid and asked prices of the share as quoted in the over-the-counter market in which the shares are traded or the closing price quoted on any exchange or national market system on which the shares are listed, whichever is applicable, as published in The
                                                                         ---
Wall Street Journal for the ten trading days prior to the date of determination
-------------------
of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share that the Company could obtain from a willing buyer for shares of the class or series of shares for which the Warrant is then exercisable, as determined by an independent third party accounting firm mutually acceptable to the Company and the Holder. .

     6.  Certificates for Shares.  Upon the exercise of the purchase rights
         -----------------------
evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within seven (7) days of the delivery of the subscription notice and the Exercise Price.

     7.  Issuance of Shares.  The Company covenants that the Shares, when issued
         ------------------
pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

     8.  Adjustment of Exercise Price and Number of Shares.  The number of and
         -------------------------------------------------
kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

         (a)  Subdivisions, Combinations and Other Issuances.  If the Company
              ----------------------------------------------
shall at any time prior to the expiration of this Warrant subdivide its Series A Preferred, by split-up or otherwise, or combine its Series A Preferred, or issue additional shares of its Series A Preferred or Series A Preferred as a dividend with respect to any shares of its Series A

Preferred, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.
Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed upon the making of such dividend.

          (b)  Reclassification, Reorganization and Consolidation.  In case of
               --------------------------------------------------
any reclassification, capital reorganization, or change in the Series A Preferred (other than as a result of a subdivision, combination, or stock dividend provided for above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to Holder, so that Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Series A Preferred as were purchasable by Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

          (c)  Notice of Adjustment.  When any adjustment is required to be made
               --------------------
in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

     9.   No Fractional Shares of Scrip.  No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Warrant Price then in effect.

     10.  No Shareholder Rights.  Prior to exercise of this Warrant, Holder
          ---------------------
shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

     11.  Transferability.  The Warrant is not transferable (except in
          ---------------
connection with a sale of all or substantially all of Lycos' assets or a merger or similar transaction in which Lycos' shareholders do not hold at least 50% of the voting power and equity of the surviving corporation, as long as such purchaser of assets or the successor entity is not a competitor of the Company as determined in good faith by the Company).

     12.  Representations by Holder.  Holder hereby represents and warrants to
          -------------------------
the Company that:

          (a) This Warrant has been, and upon exercise of this Warrant the Shares shall be, acquired by Holder for investment for Holder's own account and not with a view to the sale or other distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), and Holder has no present
                                             ---
intention of selling or otherwise disposing of all or any portion of this Warrant or the Shares.

          (b) Holder has acquired this Warrant for Holder's own account and no one else has any beneficial ownership in this Warrant.

          (c) Holder understands that this Warrant, and the Shares issuable upon exercise hereof, are characterized as "restricted securities" under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and applicable regulations thereunder such securities may be resold without registration under the Act only in certain limited circumstances. Holder understands that no public market now exists for this Warrant, or the Shares issuable upon exercise hereof, and that it is uncertain whether a public market shall ever exist for such securities.

          (d) Rule 144 promulgated under the Act, which provides for certain limited, routine sales of unregistered securities, is not presently available with respect to this Warrant, and the Company is under no obligation to furnish the information that might be necessary to enable Holder to sell any portion of this Warrant under Rule 144.

          (e) Holder has had access to information regarding the Company, its present and prospective business, assets, liabilities and financial condition that Holder considers important to making the decision to invest in this Warrant and the Shares. Holder has had the opportunity to ask questions of and receive answers from the Company's representatives concerning this investment and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

          (f) Holder recognizes that the investment in this Warrant and the Shares involves special and substantial risks. Holder recognizes (1) the highly speculative nature of the investment, (2) the financial hazards involved, (3) the lack of liquidity of this Warrant and the Shares and the restrictions upon transferability thereof, and (4) the tax consequences of investment in this Warrant and the Shares, among other matters.

          (g) Holder is capable of evaluating the merits and risks of an investment in this Warrant and the Shares and is financially capable of bearing a total loss of this investment.

          (h) Holder either (1) has a preexisting personal or business relationship with the Company or its principals or (2) by reason of Holder's business or financial experience, has the capacity to protect Holder's own interests in connection with this transaction.

          (1) The offer and sale of this Warrant and the Shares was not accomplished by the publication of any advertisement.

     13.  Compliance With Securities Act; Disposition of Shares.
          -----------------------------------------------------

          (a)  Legends.  Any certificate for Shares issued upon exercise hereof
               -------
shall be imprinted with the legends set forth below:

               (1) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

               (2) Any legend required by the laws of the State of California or Delaware.

          The legend set forth in paragraph (1) above shall be removed by the Company from any certificate evidencing the Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

          (b)  Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
the other representations of Holder set forth herein, Holder further agrees not to make any disposition of all or any portion of the Shares unless and until:

               (1) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (2) (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) Holder shall have furnished the Company, at the expense of Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition shall not require registration of such securities under the Act.

               (3) Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be required:
(i) for any routine (as reasonably determined by the Company) transfer of any of the Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of the Shares by Holder if a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, or (B) the estate of any such partner or shareholder; provided, that in each of the
                                           --------
foregoing cases the transferee agrees in writing to be subject to the terms of this Section.

     14.  Lock-Up Agreement.  Holder agrees that it shall not, to the extent
          -----------------
requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of the Warrant or any Shares or other shares of stock of the Company then owned by such Holder at the time the registration statement is filed or thereafter for that number of days so designated by the Company or the underwriter following the effective date of a registration statement of the Company filed under the Securities Act (not to exceed in any case 180 days after the effective date of such registration statement), provided, however, that such agreement shall be applicable only to the first two such registration statements of the Company which covers securities to be sold on its behalf to the public in an underwritten offering. The Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section and to impose stop transfer instructions with respect to the Shares and such other shares of stock of Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     15.  Registration Rights.  Commencing 45 days after the Company becomes
          -------------------
eligible to use the Form S-3, and as long as the Shares cannot be publicly sold pursuant to Rule 144 without volume limitations (or some other applicable exemption), Holder will have the same registration rights, pari passu with other "Holders" of "Registrable Securities," with respect to Form S-3 registrations under Section 2.3 (which addresses Form S-3 registrations) and Section 2.4 (to the extent it applies to Form S-3 registrations) of the Investors' Rights Agreement dated as of July __, 1998 by and among the Company and certain holders of the Company's Series A Preferred, among other parties (the "Investors Rights Agreement"), provided that Holder agrees to be bound by all covenants and obligations, and all of the Company's rights, under the Investors Rights Agreement with respect to any such registration as if Holder was a "Holder" of "Registrable Securities" under the Investors Rights Agreement; and the Shares shall be treated as "Registrable Securities" under the Investors Rights Agreement for purposes of Section 2.3 of that agreement. Once such a Form S-3 registration statement is effective, Holder will give the Company, by means of telecopier with confirmation of delivery and also by means of overnight mail, two business days' advance notice of its intention to sell shares. If the Company notifies Holder (by means of telecopier notice, personal notice or telephone notice confirmed by written notice delivered by telecopier or personally delivered) before 5:00 p.m. California time within two business days following the Company's receipt of Holder's notice of intention to sell shares that there exists material nonpublic information, then Holder will not sell any shares until such information is publicly disclosed and, if necessary, the prospectus amended or supplemented. The 90-day period referred to in the next sentence will be extended by the period of time of any such "blackout" period. The Company will use its best efforts to keep the registration statement effective for a period of 90 days or until Holder has has sold all its registered Shares. Holder will have the right to participate in two such registrations.

     16.  Successors and Assigns.  The terms and provisions of this Warrant and
          ----------------------
the Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

     17.  Amendments and Waivers.  Any term of this Warrant may be amended and
          ----------------------
the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

     18.  Counterparts.  This Warrant may be executed in any number of
          ------------
counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. This Warrant will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of the parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

     19.  Governing Law.  This Warrant shall be governed by the laws of the
          -------------
State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

     IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

                                        SMARTAGE CORP.



                                        By: /s/ Carter J. Hostelley
                                            ---------------------------------

                                        Its: Vice President
                                             --------------------------------

                                        Address:

                                        HOLDER

                                        LYCOS, INC.



                                        By: /s/ Edward M. Philip
                                            ---------------------------------

                                        Its: COO
                                             --------------------------------